                                                                     EXHIBIT 4.2


FINANCIAL                                                     FINANCIAL GUARANTY
SECURITY                                                        INSURANCE POLICY
ASSURANCE


Trust: As described in Endorsement No. 1                     Policy No.: 50546-N
Certificates: $600,000,000 Original Principal         Date of Issuance: 12/27/96
               Amount, Aames Mortgage Trust
               1996-D, Mortgage Pass-Through Certificates, Series 1996-D,
               Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E,
               Class A-1F, Class A-1G and Class A-2

         FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

         For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

         Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice as described in Endorsement No. 1 hereto.

         Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security hereunder.

         Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

         This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered, or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.



                                       FINANCIAL SECURITY ASSURANCE INC.


                                       By:   /s/ Authorized Officer
                                          -----------------------------
                                               AUTHORIZED OFFICER


A subsidiary of Financial Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y.  10022-6022
(212) 826-0100
Form 101NY (5/89)

                              ENDORSEMENT NO. 1 TO
                      FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY ASSURANCE INC.

TRUST: Established pursuant to the Pooling and Servicing Agreement dated as of December 1, 1996 between Aames Capital Corporation, as Seller and Servicer, and Bankers Trust Company of California, N.A., as Trustee

POLICY NO.:      50546-N

SECURITIES:      $600,000,000 Aames Mortgage Trust 1996-D, Mortgage
                 Pass-Through Certificates, Series 1996-D, Classes A-1A, A-1B,
                 A-1C, A-1D, A-1E, A-1F and A-1G and Class A-2

DATE OF ISSUANCE:         December 27, 1996

         1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Pooling and Servicing Agreement unless the context shall otherwise require.

         "Business Day" means any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in New York or California are authorized or obligated by law or executive order to be closed.

         "Class A-1 Insured Amount" means, as to any Distribution Date, the sum of (i) the amount by which the Class A-1 Monthly Interest exceeds the amount of Available Funds for Group I remaining after distribution of amounts pursuant to clauses first and second in subsection (A) of Section 5.01 of the Pooling and Servicing Agreement reduced by any amount of Class A-2 Overflow Distribution to be applied in respect of the Class A-1 Monthly Interest for such Distribution Date, (ii) the Class A-1 Coverage Deficit, if any, on such Distribution Date reduced by any amount of Class A-2 Overflow Distribution to be applied to reduce the Class A-1 Certificate Principal Balance for such Distribution Date and (iii) the Preference Amount for the Class A-1 Certificates for such Distribution Date. Notwithstanding the foregoing, with respect to each Distribution Date, "Class A-1 Insured Amount" shall not include, nor shall coverage be provided under this Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with distributions on the Class A-1 Certificates by the Trustee to a Holder.

         "Class A-2 Insured Amount" means, as to any Distribution Date, the sum of (i) the amount by which the Class A-2 Monthly Interest exceeds the amount of Available Funds for Group II remaining after distribution of amounts pursuant to clauses first and second in subsection (B) of Section 5.01 of the Pooling and Servicing Agreement reduced by any amount of Class A-1 Overflow Distribution to be applied in respect of the Class A-2 Monthly Interest for such
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Policy No.:  50546-N                      Date of Issuance:  December 27, 1996

Distribution Date, (ii) the Class A-2 Coverage Deficit, if any, on such Distribution Date reduced by any amount of Class A-1 Overflow Distribution to be applied to reduce the Class A-2 Certificate Principal Balance for such Distribution Date and (iii) the Preference Amount for the Class A-2 Certificates for such Distribution Date. Notwithstanding the foregoing, with respect to each Distribution Date, "Class A-2 Insured Amount" shall not include, nor shall coverage be provided under this Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with distributions on the Class A-2 Certificates by the Trustee to a Holder.

         "Guaranteed Distributions" means the Insured Amounts.

         "Insured Amounts" means in the case of the Class A-1 Certificates, the Class A-1 Insured Amount and, in the case of the Class A-2 Certificates, the Class A-2 Insured Amount.

         "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of December 1, 1996 between Aames Capital Corporation, as Seller and Servicer, and Bankers Trust Company of California, N.A., as Trustee, as amended from time to time with the consent of Financial Security.

         "Receipt" and "Received" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, at or prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

         "Term of This Policy" means the period from and including the Date of Issuance to and including the date on which (i) the Certificate Principal Balance of all the Securities is zero, (ii) any period during which any payment on the Securities could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and non-appealable order in resolution of each such proceeding has been entered.

         "Trustee" means Bankers Trust Company of California, N.A., in its capacity as Trustee under the Pooling and Servicing Agreement and any successor in such capacity.

Policy No.:  50546-N                      Date of Issuance:  December 27, 1996

         2. Notices and Conditions to Payment in Respect of Insured Amounts. Following Receipt by Financial Security of a notice and certificate from the Trustee in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Insured Amounts out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Insured Amounts will be disbursed by wire transfer of immediately available funds to the Policy Payments Account established pursuant to the Trust Agreement or, if no such Policy Payments Account has been established, to the Trustee.

         Financial Security shall be entitled to pay any amount hereunder in respect of Insured Amounts, whether or not any notice and certificate shall have been Received by Financial Security as provided above. Financial Security shall be entitled to pay hereunder any amount in respect of Guaranteed Distributions on an accelerated basis at any time or from time to time, in whole or in part, prior to the scheduled date of payment thereof. Financial Security's obligations hereunder in respect of Insured Amounts shall be discharged to the extent funds are disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Trustee.

         3. Notices and Conditions to Payment in Respect of Insured Amounts Avoided as Preference Payments. If any Insured Amount is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the relevant Certificateholder is required to return principal or interest distributed with respect to the Security during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"),
(B) a certificate of the relevant Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the relevant Certificateholder, in such form as is reasonably required by Financial Security and provided to the relevant Certificateholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the relevant Certificateholder relating to or arising under the Security against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trustee of the items referred to in clauses (A),
(B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for

Policy No.:  50546-N                      Date of Issuance:  December 27, 1996

distribution to such Certificateholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 3.18(d) of the Pooling and Servicing Agreement.

         4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         5. Fiscal Agent. At any time during the Term of this Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at the notice address specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trustee, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

         7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

                                  Financial Security Assurance Inc.
                                  350 Park Avenue
                                  New York, NY  10022
                                  Attention:        Senior Vice President
                                                    - Surveillance Department
                                  Telecopy No.:   (212) 339-3518
                                  Confirmation:   (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Trustee.

Policy No.:  50546-N                      Date of Issuance:  December 27, 1996

         8.      Priorities.      In the event any term or provision of the
face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

         9. Exclusions From Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article
14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

         10. Surrender of Policy. The Trustee shall surrender this Policy to Financial Security for cancellation upon expiration of the Term of this Policy.

         IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.



                                       FINANCIAL SECURITY ASSURANCE INC.


                                       By: /s/ Authorized Officer
                                          ------------------------------
                                               Authorized Officer

Policy No.:  50546-N                      Date of Issuance:  December 27, 1996

                                                                       Exhibit A
                                                                To Endorsement 1


                        NOTICE OF CLAIM AND CERTIFICATE


Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

         The undersigned, a duly authorized officer of Bankers Trust Company of California, N.A. (the "Trustee"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Financial Guaranty Insurance Policy No. 50546-N dated December 27, 1996, including Endorsement No. 1 thereto, (the "Policy") issued by Financial Security in respect of Aames Mortgage Trust 1996-D, Mortgage Pass- Through Certificates, Series 1996-D, Classes A-1A, A-1B, A-1C, A-1D, A-1E, A-1F and A-1G and Class A-2 that:

                 (i) The Trustee is the Trustee under the Pooling and Servicing Agreement for the Holders.

                 (ii) With respect to the [Class A-1 Certificates] [Class A-2 Certificates] for the Distribution Date in _______, the related Insured Amount due under the Policy is $________.

                 (iii) The Trustee is making a claim under the Policy for the Insured Amount to be applied to distributions of principal or interest or both with respect to the Securities.

                 (iv) The Trustee agrees that, following receipt of funds from Financial Security, it shall (a) hold such amounts in trust and apply the same directly to the payment of Insured Amounts on the Securities when due; (b) not apply such funds for any other purpose;
         (c) not commingle such funds with other funds held by the Trustee and
         (d) maintain an accurate record of such payments with respect to each Security and the corresponding claim on the Policy and proceeds thereof and, if the Security is required to be surrendered for such payment, shall stamp on each such Security the legend "$[insert applicable amount] paid by Financial Security and the balance hereof has been cancelled and reissued" and then shall deliver such Security to Financial Security.

                 (v) The Trustee, on behalf of the Certificateholders, hereby assigns to Financial Security the rights of the Certificateholders with respect to the Trust Fund to the extent of any payments under the Policy, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of

Policy No.:  50546-N                      Date of Issuance:  December 27, 1996

         the Trust Fund. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Financial Security in respect of such payments. The Trustee shall take such action and deliver such instruments as may be reasonably requested or required by Financial Security to effectuate the purpose or provisions of this clause (v).

                 (vi) The Trustee, on its behalf and on behalf of the Certificateholders, hereby appoints Financial Security as agent and attorney-in-fact for the Trustee and each such Certificateholder in any legal proceeding with respect to the Trust Fund. The Trustee hereby agrees that Financial Security may at any time during the continuation of any proceeding by or against the Seller under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment with respect to the Trust Fund (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of Financial Security but subject to reimbursement as provided in the Insurance and Indemnity Agreement, dated as of December 1, 1996, between the Company and Financial Security and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trustee hereby agrees that Financial Security shall be subrogated to, and the Trustee on its behalf and on behalf of each Certificateholder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trustee and each Certificateholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                 (vii) Payment should be made by wire transfer directed to the [Policy Payments Account].

         Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

Policy No.:  50546-N                      Date of Issuance:  December 27, 1996

                 IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Claim and Certificate as of the _______ day of________________,
_____.



                                       BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee


                                       By:
                                          --------------------------
                                       Title:
                                             -----------------------


-------------------------------------------------------------------------------

For Financial Security or Fiscal Agent Use Only

Wire transfer sent _____________ by _____________________________________

Confirmation Number ___________________________________________